UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): June 7, 2004

EPIX Medical, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-21863	04-3030815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 Rogers Street
Cambridge, Massachusetts 02142

 (Address of principal executive offices) (Zip Code)

      Registrant’s telephone number, including area code: (617) 250-6000

Item 5.   Other Events and Regulation FD Disclosure.

Explanatory Note:

This Form 8-K/A is filed to amend the Form 8-K filed with the Securities and Exchange Commission on June 7, 2004 by EPIX Medical, Inc., describing the completion of a private offering of $100 million aggregate principal amount of the company’s 3.00% Convertible Senior Notes due 2024 (the “Original 8-K”).  This Form 8-K/A amends the Signatures section of the Original 8-K to conform the same to the Signatures section of this report.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX Medical, Inc.

(Registrant)

Date: June 7, 2004	/s/ Peyton J. Marshall
Peyton J. Marshall
Senior Vice President,
Finance and Administration,
Chief Finance Officer